Exhibit 99.1

Quantum Reports First Quarter Fiscal 2022 Results

SAN JOSE, Calif., August 9, 2021 -- Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal first quarter results ended June 30, 2021.

First Quarter Fiscal 2022 Financial Summary and Recent Highlights

•Revenue grew 22% year-over-year to $89.1 million
•GAAP net loss was $4.2 million, or ($0.07) per share; adjusted non-GAAP net income was $0.1 million, or $0.00 per diluted share
•Adjusted EBITDA increased $4.0 million year-over-year to $5.4 million
•Software and subscription customers grew more than 20% sequentially, while bookings were up 2x
•Refinanced outstanding term debt, saving $7 million in annualized interest expense
•Acquired the video surveillance portfolio and assets from Pivot3, adding over 500 customers

Jamie Lerner, Chairman and CEO, Quantum commented, "Demand in the first fiscal quarter continued to be strong, with a significant sequential increase in customer orders. A large majority of these orders were from hyperscale customers for products that are most affected by the current supply constraints. This dynamic has caused our backlog to reach unprecedented levels. Historically, our backlog has been 5% or less of our reported quarterly revenue. As of the first fiscal quarter, our backlog has grown to $30 million, compared to approximately $14 million in the previous quarter and $2 million in the year-ago period. While not all backlog represents potential revenue in the following quarter, it demonstrates how robust demand is across our business, while also providing us significantly higher levels of visibility.

“Although the industry supply constraints have created near-term revenue headwinds, we continue to make progress on our long-term business transformation. Following the quarter close, we announced the acquisition of Pivot3’s video surveillance portfolio and assets, which is key step towards establishing a strong share position in the video surveillance market with a leading portfolio of hardware and software solutions. This acquisition will add over 500 customers and is projected to be slightly accretive to EBITDA through the remainder of fiscal 2022. More recently, we successfully refinanced our remaining outstanding term debt, allowing for more favorable borrowing terms and reducing future cash interest expense to help drive improvements to our bottom line.”

Mr. Lerner concluded by saying, “I am very pleased with our team’s continued execution and the increasing demand we are seeing for our products and software solutions. We are building upon our market share leadership position in the hyperscale market. Overall, I’m confident we are taking the right steps to position the Company for long-term sustainable growth and profitability. And with the recent refinance of debt now behind us, we have completed an important milestone in our financial and business transformation, providing greater operating flexibility on our path to becoming the leader in video and unstructured data storage solutions.”

First Quarter Fiscal 2022 vs. Prior Quarter

Revenue for the first quarter fiscal 2022 was $89.1 million representing a decrease of 4% sequentially from $92.4 million last quarter. Gross profit in the first quarter of fiscal 2022 was $37.3 million, or 42% of revenue, compared to $38.9 million, or 42% of revenue, in the prior quarter.

Total operating expenses in the first quarter of fiscal 2022 were $37.3 million, or 42% of revenue, compared to $36.6 million, or 40% of revenue, in the prior quarter. Selling, general and administrative expenses were $25.8 million in the quarter, compared to $24.1 million in the fourth fiscal quarter 2021. Research and development expenses were $11.3 million in the first quarter of fiscal 2022, compared to $11.7 million last quarter.

GAAP net loss in the first quarter of fiscal 2022 was $4.2 million, or ($0.07) per share, compared to a net loss of $17.5 million, or ($0.35) per share, in the fourth fiscal quarter 2021 which included a debt extinguishment charge of $14.8 million related to the early retirement of $92.3 million of a senior secured term loan. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted net income in the first fiscal quarter of 2022 was $0.1 million, or $0.00 per basic and diluted share, compared to adjusted net income of $2.1 million, or $0.03 per diluted share, last quarter.

Adjusted EBITDA in the first quarter of fiscal 2022 was $5.4 million, compared to $8.3 million in the prior quarter.

For a full reconciliation of GAAP to non-GAAP financial results and additional cautionary language about the use of non-GAAP financial measures, please see the financial reconciliation tables below.

Balance Sheet and Liquidity

•Cash and cash equivalents of $24.6 million as of June 30, 2021, compared to $33.1 million as of March 31, 2021. Both balances include $5.0 million in restricted cash required under the Company’s Credit Agreements, and $0.5 million and $0.7 million of short-term restricted cash as of June 30, 2021, and March 31, 2021, respectively.
•Outstanding long-term debt as of June 30, 2021, was $81.3 million, net of $8.8 million in unamortized debt issuance costs and $11.9 million in current portion of long-term debt. This compares to $90.9 million of outstanding debt as of March 31, 2021, net of $9.7 million in unamortized debt issuance costs and $1.9 million in current portion of long-term debt.
•Total interest expense was $3.9 million, compared to $5.7 million for the three ended June 30, 2021, and March 31, 2021, respectively.

Outlook

Given the continued uncertainties in the supply chain for the second fiscal quarter of 2022, the company expects the following guidance range:

•Revenues of $88 million +/- $4 million (includes $2 million forecasted contribution from Pivot3 acquisition)
•Non-GAAP adjusted net loss of $2 million, plus or minus $1 million
•Non-GAAP adjusted net loss per share of $0.04, plus or minus $0.02
•Adjusted EBITDA of $2 million, plus or minus $1 million

For fiscal year 2022, the company expects the following revenue guidance range:

•Revenues of $380 to $420 million, determined by the timing of supply chain improvements
•Guidance excludes Pivot3 revenue for fiscal year 2022

Conference Call and Webcast

Management will host a live conference call today, August 9, 2021, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering pass code 13721632. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at http://investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through August 16, 2021. To access the replay dial 1-877-660-6853 and enter the pass code 13721632 at the prompt. International callers should dial +1-201-612-7415 and enter the same passcode. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology and services help customers capture, create and share digital content – and preserve and protect it for decades. With solutions built for every stage of the data lifecycle, Quantum's platforms provide the fastest performance for high-resolution video, images, and industrial IoT. That's why the world's leading entertainment companies, sports franchises, researchers, government agencies, enterprises, and cloud providers are making the world happier, safer, and smarter on Quantum. Quantum is listed on Nasdaq (QMCO) and was added to the Russell 2000® Index in 2020 as part of the index's annual constitution. For more information visit www.quantum.com/.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers, statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; continued progress in our business transformation; the anticipated impact and benefits of our acquisition of Pivot3’s video surveillance portfolio and assets; the anticipated impact and benefits of the refinancing of our outstanding debt; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of Pivot3’s video surveillance business; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on May 26, 2021 and our Form 10-Q filed on August 9, 2021. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Jeffrey Schreiner
P: 949-224-3874 | 512-243-8976 E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$19,102	$27,430
Restricted cash	542	707
Accounts receivable, net of allowance for doubtful accounts of $422 and $406	57,895	73,102
Manufacturing inventories	27,672	24,467
Service parts inventories	23,532	23,421
Other current assets	11,953	6,939
Total current assets	140,696	156,066
Property and equipment, net	9,068	10,051
Intangible assets, net	4,572	5,037
Goodwill	3,466	3,466
Restricted cash	5,000	5,000
Right-of-use assets, net	8,565	9,383
Other long-term assets	6,813	5,921
Total assets	$178,180	$194,924
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$31,946	$35,245
Deferred revenue	78,332	84,027
Accrued restructuring charges	126	580
Long-term debt, current portion	11,850	1,850
Accrued compensation	14,362	19,214
Other accrued liabilities	16,630	18,174
Total current liabilities	153,246	159,090
Deferred revenue	35,514	36,126
Long-term debt, net of current portion	81,305	90,890
Operating lease liabilities	7,282	8,005
Other long-term liabilities	13,763	13,058
Total liabilities	291,110	307,169
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 57,280 and 56,915 shares issued and outstanding	573	570
Additional paid-in capital	629,862	626,664
Accumulated deficit	(742,776)	(738,623)
Accumulated other comprehensive loss	(589)	(856)
Total stockholders’ deficit	(112,930)	(112,245)
Total liabilities and stockholders’ deficit	$178,180	$194,924

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2021	2020
Revenue:
Product	$52,131	$39,687
Service	32,831	30,386
Royalty	4,137	3,232
Total revenue	89,099	73,305
Cost of revenue:
Product	38,741	30,382
Service	13,080	12,071
Total cost of revenue	51,821	42,453
Gross profit	37,278	30,852
Operating expenses:
Research and development	11,291	10,162
Sales and marketing	13,952	11,570
General and administrative	11,825	11,563
Restructuring charges	266	1,052
Total operating expenses	37,334	34,347
Loss from operations	(56)	(3,495)
Other expense, net	(198)	(385)
Interest expense	(3,886)	(6,437)
Net loss before income taxes	(4,140)	(10,317)
Income tax provision	13	419
Net loss	$(4,153)	$(10,736)

Net loss per share - basic and diluted	$(0.07)	$(0.27)
Weighted average shares - basic and diluted	57,129	39,905

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2021	2020
Operating activities
Net loss	$(4,153)	$(10,736)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,809	1,286
Amortization of debt issuance costs	1,004	1,124
Long-term debt related costs	—	167
Provision for product and service inventories	976	1,629
Stock-based compensation	3,201	1,958
Deferred income taxes	(68)	13
Unrealized foreign exchange loss	394	482
Changes in assets and liabilities:
Accounts receivable, net	15,207	20,993
Manufacturing inventories	(3,769)	(1,745)
Service parts inventories	(588)	(1,399)
Accounts payable	(3,178)	(9,967)
Accrued restructuring charges	(454)	458
Accrued compensation	(4,852)	(864)
Deferred revenue	(6,306)	(8,188)
Other assets and liabilities	(6,089)	(4,198)
Net cash used in operating activities	(6,866)	(8,987)
Investing activities
Purchases of property and equipment	(1,150)	(484)
Net cash used in investing activities	(1,150)	(484)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	19,400
Repayments of long-term debt	(463)	—
Borrowings of credit facility	56,544	78,582
Repayments of credit facility	(56,544)	(81,653)
Borrowings of payment protection program	—	10,000
Net cash provided by (used) in financing activities	(463)	26,329
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	(16)
Net change in cash, cash equivalents and restricted cash	(8,493)	16,842
Cash, cash equivalents, and restricted cash at beginning of period	33,137	12,270
Cash, cash equivalents, and restricted cash at end of period	$24,644	$29,112
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$19,102	$23,307
Restricted cash, current	542	805
Restricted cash, long-term	5,000	5,000
Cash, cash equivalents and restricted cash at the end of period	$24,644	$29,112

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) loss on debt extinguishment, or (9) and acquisition-related amortization of intangibles assets from business combinations.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) loss on debt extinguishment, or (6) acquisition-related amortization of intangibles assets from business combinations.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended June 30,
	2021	2020
Net loss	$(4,153)	$(10,736)
Interest expense, net	3,886	6,437
Provision (benefit) for income taxes	13	419
Depreciation and amortization expense	1,343	1,286
Stock-based compensation expense	3,201	1,958
Restructuring charges	266	1,052
Acquisition-related amortization	465	—
Acquisition-related costs	139	—
Long-term debt related costs	207	965
Adjusted EBITDA	$5,367	$1,381

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended June 30,
	2021	2020
Net loss	$(4,153)	$(10,736)
Stock-based compensation	3,201	1,958
Restructuring charges	266	1,052
Acquisition-related amortization	465	—
Acquisition-related costs	139	—
Long-term debt related costs	207	965
Adjusted net income (loss)	$125	$(6,761)

Adjusted Net Income per share:
Basic	$0.00	$(0.17)
Diluted	$0.00	$(0.17)
Weighted average shares outstanding:
Basic	57,129	39,905
Diluted	68,565	39,905